UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2025

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.*

On May 7, 2025, Alta Equipment Group Inc. (“Alta” or the “Company”) issued a press release announcing its results of operations and financial condition for the quarter ended March 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On May 1, 2025, the Company’s Construction Equipment segment entered into a definitive agreement and closed on the divestiture of substantially all of its aerial fleet rental business in the Chicago, Illinois marketplace for $18.0 million in cash at closing, subject to fees and closing costs. The implied enterprise value of the divesture was approximately $20 million and the proforma Adjusted EBITDA associated with the divested business was estimated to be approximately $4 million, annually. The Company plans to allocate the proceeds from the divesture to reducing its outstanding senior indebtedness.

Additionally, the Board of Directors (the “Board”) approved an increase to the Company’s common stock repurchase program authorization from $20.0 million to $30.0 million. As it relates to the deployment of the increased repurchase program, the Board also approved the immediate allocation of $10.0 million to a Rule 10b5-1 Plan (the “Rule 10b5-1 Plan”), whereby the Company directs a fiduciary to purchase the Company’s common stock at pre-determined price intervals. During the term of the Rule 10b5-1 Plan the fiduciary is permitted to purchase the Company’s common stock regardless of reporting blackout periods or privileged information restrictions, thereby enhancing the Company’s ability to execute on the repurchase program. In addition to the Rule 10b5-1Plan, the Company also has $14.2 million remaining on the original $20.0 million common stock repurchase program authorization to be deployed at the discretion of the Company’s officers, including when the Rule 10b5-1 Plan has been exhausted or is inactive. Such discretion may include repurchasing shares of our common stock utilizing any methods permitted under the Exchange Act. This increase in the stock repurchase program, and the Rule 10b5-1 Plan associated thereto, is to effectively repurpose the capital that was historically being paid out to shareholders as a regular quarterly common stock dividend. To that end, on May 7, 2025, the Company issued a press release announcing that its Board is suspending the Company's quarterly cash dividend on its common stock indefinitely after the payment of the dividend on May 30, 2025, to shareholders of record at the close of business on May 15, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release, dated May 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: May 7, 2025	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt
Title: Chief Executive Officer